INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Variable Series Funds, Inc.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-74452 of our reports dated February 10, 1999 appearing in the annual reports to shareholders of Merrill Lynch Variable Series Funds, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP

Princeton, New Jersey


February 25, 1999